UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 Form 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported) July 31, 2000

                      UNITED FINANCIAL MORTGAGE CORP.
             (Exact name of small business issuer as specified in its charter)

             ILLINOIS                                36-3440533
             (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)          Identification No.)

                           600 Enterprise Drive,
                                 Suite 206
                         Oak Brook, Illinois 60523

                Issuer's telephone number:  (630) 571-7222

   _________________Not Applicable_____________________________________
       (Former name or former address, if changed since last report)


        Item 5.    Other Events

        On July 31, 2000, United Financial Mortgage Corp. (the
        "registrant") issued a press release regarding its financial results for the fiscal year ended April 30, 2000. A copy of the press release is attached hereto as exhibit 99.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                 United Financial Mortgage Corp.
        Date Signed

        July 31, 2000                 /s/ Steve Y. Khoshabe
                                      Vice President and Chief Financial
                                      Officer

   For Further Information:

   United Financial Mortgage Corp.      Coffin Communications Group
   600 Enterprise Dr., Suite 206        15300 Ventura Boulevard, Suite 303
   Oak Brook, IL 60523                  Sherman Oaks, CA  91403
   (630) 571-7222                       (818) 789-0100
   (630) 571-2623 Fax                   (818) 789-1152 Fax
   Contact:  Steve Khoshabe             Contact: Martin Halsall
   Chief Financial Officer              Senior Account Principal
   sk@ufmc.com                          martin.halsall@coffincg.com

   FOR IMMEDIATE RELEASE:

              United Financial Mortgage Corp. Reports Results
                   for Fiscal Year Ended April 30, 2000

   Oak Brook, IL, July 31, 2000 -- United Financial Mortgage Corp. (CHX:
   `UFM' or `the Company') today announced results for the fiscal year ended April 30, 2000.

   Revenues for the fiscal year ended April 30, 2000 were $10,896,324, compared to revenues of $10,045,228 for the year ended April 30, 1999. Net loss for the year ended April 30, 2000 was $(81,758) or $(0.02) per diluted share, which compared to net income of $352,715 or $0.09 per diluted share for the fiscal year ended April 30, 1999. These results reflect a non-cash charge attributable to the accounting treatment afforded to certain equity transactions of the company regarding warrants and other financings. Without these non-cash charges, net income available to common shareholders would have been $508,715 for the year ended April 30, 1999 and $(3,758) for the year ended April 30, 2000.

   Financial results were due to an increased interest rate environment, which lead to lower loan origination volume and reduced margins.

   Joseph Khoshabe, president and CEO of United Financial Mortgage stated, "Despite the fact that the entire industry suffered from successive interest rate increases, we are very pleased to have increased our revenues by 8.5% compared to last year. Additionally, other mortgage lenders have suffered traditional seasonal downturns in the early months of 2000. We have minimized our seasonal fluctuations due to our technological and infrastructure advancements."

   "As higher interest rates prevail and heavy refinance activities subside the industry has experienced a marked slowdown. However, as the mortgage industry evolves and broader and more diverse product offerings become available, we are confident that we are well positioned to continue to create value for our shareholders through our key initiatives and our outlook for the next two quarters and beyond remains positive," concluded Mr. Khoshabe.

   About United Financial Mortgage

   United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.

   This press release may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.


                       -- FINANCIAL TABLES FOLLOW --

                            United Financial Mortgage Corp.
                               Balance Sheet

                                                     Year Ended    Year Ended
                                                   April 30, 1999 April 30, 2000
                   A S S E T S
   Current Assets:
         Cash                                    $   4,344,937    $   3,606,156
         Loans held for sale                        33,979,554       31,641,309
         Accounts Receivable                           315,860          204,623
         Due From Employees                             14,700           12,401
         Due From Officers                               2,439                0
         Deferred Tax Asset                                  0           75,079
         U.S. Savings Bond                               2,000            2,000
         Note Receivable                               110,000          125,599
         Prepaid Expense                               177,098          132,663
                  Total current assets           $  38,946,588    $  35,799,830

       Furniture, Fixtures & Equipment
         Cost                                          645,519          705,669
         Accumulated Depreciation                     (276,512)        (365,801)
               Total Furniture, Fixtures & Equipment   369,007          339,868

   Other Assets:
         Servicing Rights                              185,980          328,574
         Land Investments                                    0          234,507
         Escrow Deposits                                60,793                0
         Security Deposits                              16,403           23,417
         Deferred Advisor Fees                          78,000                0
         Investments                                     5,750           68,472
         Goodwill Net                                  132,715          123,562
               Total Other Assets                      479,641          778,532

           Total Assets                          $  39,795,236    $  36,918,230


       The accompanying notes are an integral part of this statement

                            United Financial Mortgage Corp.
                               Balance Sheet

                        LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     Year Ended    Year Ended
                                                  April 30, 1999 April 30, 2000
   Current Liabilities:
         Accounts Payable                        $   235,952      $   254,793
         Leases Payable-Short Term                    12,295           14,093
         Accrued Expenses                            177,675          558,159
         Taxes Payable                                62,959                0
         Deferred Income Taxes                       270,599                0
         Escrow Payable                               32,892           13,627
         Notes Payable - Current                  32,375,632       29,568,688
            Total Current Liabilities          $  33,168,004   $   30,409,360
         Leases Payable-Long Term                     31,551           13,341
                    Total liabilities          $  33,199,555   $   30,422,701

       Stockholders Equity
         Common Shares, 20,000,000 Authorized
             No. Par Value, Shares Issued and
             Outstanding; 3,898,219 at
             April 30, 1999 and 3,900,029
             at April 30, 2000.                $  6,529,332    $    6,510,938
         Preferred Shares, 5,000,000 Authorized,
             No Par Value, 63 Series A Redeemable
             Shares Issued And Outstanding;
             value $315,000 at April 30, 1999
             and April 30, 2000.               $    315,000    $      315,000
         Retained Earnings                         (248,651)         (330,409)
                    Total Stockholders' Equity $  6,595,681    $    6,495,529

                    Total liabilities and
                    stockholders' equity         39,795,236        36,918,230

               The accompanying notes are an integral part of this statement

                            United Financial Mortgage Corp.
                                    Statement of Income

                                                     Year Ended    Year Ended
                                                  April 30, 1999 April 30, 2000
   Revenues:
     Commissions and Fees                      $  8,571,594       $  9,051,395
     Interest Income                              1,457,953          1,824,603
     Other Income and Expense                        15,681             20,326
           Net Revenue                           10,045,228         10,896,324

   Expenses:
     Salaries & Commissions                    $  4,539,018       $  6,408,302
     Selling & Administrative                     3,460,977          3,039,924
     Depreciation                                    80,704            127,414
     Interest Expense                             1,054,921          1,439,021
     Cost and Expense of Litigation                 150,000                  0
     Net Expense                               $  9,285,620       $ 11,014,661

     Income (loss) Before Income Taxes         $    759,608       $   (118,337)
     Income Tax Provision                           339,228            (75,079)
     Net Income (loss)                              420,380            (43,258)
     Less Dividends Paid on Preferred Stock          67,665             38,500
     Net Income (loss) Applicable to
       Common Shareholders                          352,715            (81,758)

     Basic Net Income(loss) Per Share                  0.09              (0.02)
     Diluted Net Income Per Share                      0.09              (0.02)

     Shares used in computation of basic
       net income per share                       3,828,918          3,900,029
     Shares used in computation of diluted
       net income per share                       4,070,918          4,200,029


             The accompanying notes are an integral part of this statement